Exhibit 99.1

Five Prime Therapeutics Announces Executive Changes

SOUTH SAN FRANCISCO, Calif., March 20, 2017 (GLOBE NEWSWIRE) — Five Prime Therapeutics, Inc. (Nasdaq:FPRX), a clinical-stage biotechnology company focused on discovering and developing innovative immuno-oncology protein therapeutics, today announced the appointment of Helen Collins, M.D., as Senior Vice President and Chief Medical Officer following the transition of Robert Sikorski, M.D., Ph.D., to Senior Vice President, Special Projects, effective today.

“Our clinical development programs have progressed significantly during Bob’s tenure at Five Prime due to his strategic, medical and scientific leadership. These strengths and his interest in innovation will be important in his new role,” said Lewis T. “Rusty” Williams, M.D., Ph.D., President and Chief Executive Officer of Five Prime. “Helen has an impressive background in oncology and clinical development, and she has demonstrated effective leadership in managing our clinical programs. Under her direction, our strong clinical development team will continue to manage our trials to ensure we hit our key 2017 milestones.”

Dr. Collins brings more than 20 years of oncology expertise, as well as clinical development and medical affairs experience. She joined Five Prime in June 2016 as Vice President of Clinical Development and has been instrumental in leading the company’s clinical development programs. From June 2013 to June 2016, Dr. Collins held positions of increasing responsibility at Gilead Sciences, Inc., most recently as Program and Clinical Lead for Gilead’s GS-5829 (BET inhibitor) and GS-4059 (BTK inhibitor) programs. From November 2009 to May 2013, Dr. Collins held positions of increasing responsibility at Amgen Inc., most recently as Global Lead, Oncology Biosimiliars. Prior to joining Amgen, Dr. Collins practiced as a medical oncologist and hematologist for 12 years at Redwood Regional Medical Group (RRMG) and served as President of RRMG from 2006 to 2009. In 2005, Dr. Collins co-founded the non-profit North Bay Cancer Alliance (NBCA), whose mission is to increase local access to education and cancer care in counties in the northern San Francisco Bay Area. Dr. Collins received an A.B. in Chemistry from Bryn Mawr College and an M.D. from Johns Hopkins University School of Medicine. Dr. Collins completed her residency in internal medicine at Johns Hopkins Hospital and completed her fellowship at Stanford University School of Medicine, where she concentrated in gastrointestinal cancer. Dr. Collins is board certified in both oncology and internal medicine.

About Five Prime

Five Prime Therapeutics, Inc. discovers and develops innovative therapeutics to improve the lives of patients with serious diseases. Five Prime’s comprehensive discovery platform, which encompasses virtually every medically relevant extracellular protein, positions it to explore pathways in cancer, inflammation and their intersection in immuno-oncology, an area with significant therapeutic potential and a growing focus of the company’s R&D activities. Five Prime has entered into strategic collaborations with leading global pharmaceutical companies and has promising product candidates in clinical and late preclinical development. For more information, please visit www.fiveprime.com.

Cautionary Note on Forward-looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “will,” “expect,” “plan,” “anticipate,” “estimate,” “intend” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements. These forward-looking statements are based on Five Prime’s expectations and assumptions as of the date of this press release. Each of these forward-looking statements involves risks and uncertainties. Actual results may differ materially from these forward-looking statements. Factors that may cause actual results to differ from those expressed or implied in the forward-looking statements in this press release are discussed in Five Prime’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” contained therein. Except as required by law, Five Prime assumes no obligation to update any forward-looking statements contained herein to reflect any change in expectations, even as new information becomes available.

CONTACTS:

Heather Rowe

Investor Relations

415-365-5737

heather.rowe@fiveprime.com